Exhibit 99.1

QHSLab, Inc. Announces Representation Agreement with Healthcare Information Technology Specialists of Florida

WEST PALM BEACH, FL, Feb. 16, 2023 (GLOBE NEWSWIRE) — QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point-of-care technologies, announces entry into a representation agreement with Florida based, Healthcare Information Technology Specialists, LLC.

QHSLab, Inc. (QHSLab) and Healthcare Information Technology Specialists, LLC (HIT) entered into a representation agreement, enabling HIT to recruit its medical office and physician clients to contract with the QHSLab digital healthcare platform. The representation agreement provides commission-based payments to HIT for recruiting its numerous physician and medical practice clients, including onboarding and providing customer service activities related to using the QHS platform.

Tommy Knigge, President at HIT stated, “We commercially piloted the QHSLab Digital Health Platform in late 2022 with five of our primary care and pediatric service locations. Our initial focus has been related to allergy and asthma care. We and our providers were thrilled with the QHSLab application, and clinical decision-making reports that their digital assessments provide. Additionally, we tested the insurance reimbursement for these services. We were pleasantly surprised with the financial outcomes, so much so that we’ve begun a broader roll-out to our entire medical practice audience.”

During the successful commercial pilot program, HIT specialists onboarded five medical practice clients. The team at HIT has over 100 similar clients and medical practice relationships and have begun strategic outreach to their audience, introducing the benefits of the QHSLab digital health platform that offers solutions for allergy and asthma, mental health, post COVID condition, preventive care, lifestyle medicine and much more.

“Pioneers like Tommy Knigge are needed today, especially as we advance primary care through digital healthcare solutions. Mr. Knigge’s business and medical office experience is invaluable to the ongoing development and methods related to enhancing the patient-provider relationship, optimizing practice workflow, and facilitating seamless integration with today’s electronic health records through and with our QHSLab digital medicine programs. Together, we’re looking forward to a highly successful 2023,” said Troy Grogan, President at QHSLab, Inc.

About Healthcare Information Technology Specialists, LLC

For the past ten years, Healthcare Information Technology Specialists, LLC have provided electronic health record software solutions, medical billing, allergy and asthma care, and administrative workflow solutions to hundreds of primary care and other medical practices throughout Florida.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

https://twitter.com/USAQcorp